Exhibit 4.20
DEPOSIT AGREEMENT
among
BANK OF AMERICA CORPORATION,
                                        , as Depository,
and
THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN
Dated as of                     , 20___

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINED TERMS

Section 1.1.	Definitions	1

ARTICLE II
APPOINTMENT OF DEPOSITORY; BOOK-ENTRY SYSTEM; FORM OF RECEIPTS; DEPOSIT OF STOCK;
EXECUTION AND DELIVERY; TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1.	Appointment of Depository	2
Section 2.2.	Book-Entry System; Form and Transfer of Receipts	2
Section 2.3.	Deposit of Stock; Execution and Delivery of Receipts	4
Section 2.4.	Registration of Transfer of Receipts	5
Section 2.5.	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock	5
Section 2.6.	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts	6
Section 2.7.	Lost Receipts, etc	6
Section 2.8.	Cancellation and Destruction of Surrendered Receipts	7
Section 2.9.	Redemption of Stock	7

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1.	Filing Proofs; Certificates and Other Information	8
Section 3.2.	Payment of Taxes or Other Governmental Charges	8
Section 3.3.	Warranty as to Stock	9
Section 3.4.	Warranty as to Receipts	9

ARTICLE IV
THE DEPOSITED SECURITIES; NOTICES

Section 4.1.	Cash Distributions	9
Section 4.2.	Distributions Other than Cash, Rights, Preferences or Privileges	10
Section 4.3.	Subscription Rights, Preferences or Privileges	10
Section 4.4.	Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts	11
Section 4.5.	Voting Rights	11
Section 4.6.	Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc	12
Section 4.7.	Delivery of Reports	13
Section 4.8.	Lists of Receipt Holders	13

ARTICLE V
THE DEPOSITORY, THE DEPOSITORY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1.	Maintenance of Offices, Agencies and Transfer Books by the Depository; Registrar; Depository’s Agents	13

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TABLE OF CONTENTS
(continued)

		Page

Section 5.2.	Prevention of or Delay in Performance by the Depository, the Depository’s Agents, the Registrar or the Corporation	14
Section 5.3. Section 5.4. Section 5.5.	Obligations of the Depository, the Depository’s Agents, the Registrar and the Corporation Resignation and Removal of the Depository; Appointment of Successor Depository Corporate Notices and Reports	14 16 17
Section 5.6.	Indemnification by the Corporation	17
Section 5.7.	Fees, Charges and Expenses	18
Section 5.8.	Tax Compliance	18

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.	Amendment	18
Section 6.2.	Termination	19

ARTICLE VII
MISCELLANEOUS

Section 7.1.	Counterparts	19
Section 7.2.	Exclusive Benefit of Parties	19
Section 7.3.	Invalidity of Provisions	20
Section 7.4.	Notices	20
Section 7.5.	Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent	21
Section 7.6.	Holders of Receipts Are Parties	21
Section 7.7.	Governing Law	21
Section 7.8.	Headings	21

Exhibit A	Form of Receipt

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     THIS DEPOSIT AGREEMENT dated as of                     , 20___(this “Agreement”), among (i) BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), (ii)                                          (the “Depository”), and (iii) the Holders from time to time of the Receipts described in this Agreement.
RECITALS
     WHEREAS, the parties desire to provide, as set forth in this Agreement, for the deposit of shares of the Corporation’s [insert designation of preferred stock], from time to time with the Depository for the purposes set forth in this Agreement and for the issuance hereunder of Receipts (as defined herein) evidencing Depositary Shares (as defined herein) in respect of the Stock (as defined herein) so deposited; and
     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement;
     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
          Section 1.1. Definitions.
     The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Agreement:
     “Certificate” shall mean the Certificate of Designations filed with the Secretary of State of the State of Delaware establishing the Stock as a series of preferred stock of the Corporation.
     “Corporation” shall mean Bank of America Corporation, a Delaware corporation, and its successors.
     “Deposit Agreement” shall mean this Agreement, as amended or supplemented from time to time in accordance with the terms hereof.
     “Depository” shall have the meaning set forth in the Preamble of this Agreement.
     “Depositary Shares” shall mean the depositary shares, each representing [specify fraction] of a share of the Stock and evidenced by a Receipt.
     “Depository’s Agent” shall mean an agent appointed by the Depository pursuant to Section 5.1.
     “Depository’s Office” shall mean the principal office of the Depository in [New York, New York], at which at any particular time its depositary receipt business shall be administered.

     “Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares held of record by the Record Holder of those Depositary Shares and shall include the DTC Receipt, as defined in Section 2.2, where appropriate.
     “Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name that Receipt is registered on the books of the Depository maintained for such purpose.
     “Registrar” shall mean any bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Stock” shall mean the shares of the Corporation’s [insert designation of preferred stock], designated in the Certificate.
ARTICLE II
APPOINTMENT OF DEPOSITORY; BOOK-ENTRY SYSTEM; FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION
AND DELIVERY; TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
          Section 2.1. Appointment of Depository
     The Corporation hereby appoints                     , as depository for the Stock, and                      hereby accepts such appointment as depository for the Stock, on the terms and conditions set forth in this Agreement.
          Section 2.2. Book-Entry System; Form and Transfer of Receipts.
     The Corporation and the Depository shall make application to The Depository Trust Company (“DTC”) for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depository acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depository or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system.
     If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Corporation may instruct the Depository regarding making other arrangements for book-entry settlement. If the Receipts are not eligible for book-entry form, the Depository shall provide written instructions to DTC to deliver the DTC Receipt to the Depository for cancellation and the Corporation shall instruct the Depository to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares.
     Beneficial owners of Depositary Shares through DTC will not be entitled to receive Receipts in physical, certificated form or have Depositary Shares registered in their name, except in the event DTC ceases to make its book-entry settlement system available, as described in the preceding paragraph.
     Receipts shall be in denominations of any number of whole Depositary Shares. The Corporation shall deliver to the Depository from time to time such quantities of Receipts as the Depository may request to enable the Depository to perform its obligations under this Agreement.
     The DTC Receipt and definitive Receipts, if any, shall be substantially in the form set forth in Exhibit A annexed to this Agreement and incorporated herein by reference, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of any securities exchange on which the Depositary Shares are then listed. In the event DTC ceases to make its book-entry system of settlement available and the Corporation and the Depository are unable to make other arrangements for book-entry settlement, the Depository, pending preparation of definitive Receipts and upon the written order of the Corporation, delivered in compliance with Section 2.3, shall execute and deliver temporary Receipts which may be printed, lithographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depository will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable by the Holder for definitive Receipts upon surrender of the temporary Receipts at an office described in the first paragraph of Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depository shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Holder or the Depository. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as definitive Receipts.
     Receipts shall be executed by the Depository by the manual signature of a duly authorized officer of the Depository; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depository) shall have been appointed and such Receipts are countersigned by manual signature by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depository or, if a Registrar for the Receipts (other than the Depository) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depository and countersigned by manual signature by a duly authorized officer of such Registrar. The Depository shall record on its books each Receipt so signed and delivered as hereinafter provided.
     Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Agreement all as may be required by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.
     Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depository as provided in Section 2.4, the Depository may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes.
          Section 2.3. Deposit of Stock; Execution and Delivery of Receipts.
     Subject to the terms and conditions of this Agreement, the Corporation may from time to time deposit shares of Stock under this Agreement by delivery to the Depository of a certificate or certificates for such shares of Stock to be deposited, properly endorsed or accompanied, if required by the Depository, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depository, together with (i) all such certifications as may be required by the Depository in accordance with the provisions of this Agreement, including the resolutions of the Board of Directors of the Corporation or a committee of the Board of Directors, as certified by the Secretary or any Assistant Secretary of the Corporation on the date thereof as being complete, accurate and in effect, relating to issuance and sale of the Stock, (ii) a letter of counsel to the Corporation authorizing reliance on such counsel’s opinions delivered to the underwriters named therein relating to (A) the existence and good standing of the Corporation, (B) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness of any registration statement under the Securities Act relating to the Depositary Shares, and (iii) a written order of the Corporation, directing the Depository to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock. Deposited Stock shall be held by the Depository at the Depository’s Office or at such other place or places as the Depository shall determine.
     Upon receipt by the Depository of a certificate or certificates for Stock deposited in accordance with the provisions of this Section 2.3, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depository or its nominee, the Depository, subject to the terms and conditions of this Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depository referred to in the first paragraph of this Section 2.3, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depository shall execute and deliver such Receipt or Receipts at the Depository’s Office or such other offices, if any, as the Depository may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.
          Section 2.4. Registration of Transfer of Receipts.
     Subject to the terms and conditions of this Agreement, the Depository shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association, Inc. (the “Signature Guarantee”). Thereupon, the Depository shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Section 2.5.	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.
     Upon surrender of a Receipt or Receipts at the Depository’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depository shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.
     In the event DTC ceases to make its book-entry system of settlement available, and the Corporation and the Depository are unable to make other arrangements for book-entry settlement and definitive Receipts have been issued, as further described in Section 2.2, any Holder of a Receipt or Receipts may withdraw the number of whole shares of Stock and all money represented thereby by surrendering such Receipt or Depositary Shares represented by the Receipts at the Depository’s Office or at such other offices as the Depository may designate for such withdrawals. Thereafter, without unreasonable delay, the Depository shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Stock and all money represented by the Receipt or Receipts, or Depositary Shares represented by such Receipt or Receipts, so surrendered for withdrawal, but Holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depository in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be withdrawn, the Depository shall at the same time, in addition to such number of whole shares of Stock and such money to be so withdrawn, deliver to such Holder, or subject to Section 2.4 upon his order, a new Receipt evidencing such excess number of

Depositary Shares; provided, however, that the Depository shall not issue any Receipt evidencing a fractional Depositary Share.
     Delivery of the Stock and money being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depository may deem appropriate, which, if required by the Depository, shall be properly endorsed or accompanied by proper instruments of transfer including, but not limited to, a Signature Guarantee.
     If the Stock and the money being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Stock, such Holder shall execute and deliver to the Depository a written order so directing the Depository, and the Depository may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.
     Delivery of the Stock and the money represented by Receipts surrendered for withdrawal shall be made by the Depository at the Depository’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.6.	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.
     As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depository, any of the Depository’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depository or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Sections 3.2 and 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, including a Signature Guarantee, and may also require compliance with such regulations, if any, as the Depository or the Corporation may establish consistent with the provisions of this Agreement and applicable law.
     The deposit of the Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depository, any of the Depository’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.
          Section 2.7. Lost Receipts, etc.
     In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depository in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depository of evidence satisfactory to the Depository of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof; (ii) the Holder thereof furnishing of the Depository with reasonable indemnification satisfactory to the Depository and the provision of an open penalty surety bond satisfactory to the Depository and holding it and the Corporation harmless; and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depository) in connection with such execution and delivery.
          Section 2.8. Cancellation and Destruction of Surrendered Receipts.
     All Receipts surrendered to the Depository or any Depository’s Agent shall be cancelled by the Depository. Except as prohibited by applicable law or regulation, the Depository is authorized and directed to destroy all Receipts so cancelled.
          Section 2.9. Redemption of Stock.
     Whenever the Corporation shall be permitted and shall elect to redeem shares of Stock in accordance with the terms of the Certificate, it shall (unless otherwise agreed to in writing with the Depository) give or cause to be given to the Depository, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Stock and of the number of such shares held by the Depository to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Stock is in accordance with the provisions of the Certificate. On the Redemption Date, provided that the Corporation shall then have paid or caused to be paid in full to the Depository the redemption price of the Stock to be redeemed, plus an amount equal to any declared and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate, the Depository shall redeem the number of Depositary Shares representing such Stock. The Depository shall mail notice of the Corporation’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depository; but neither failure to mail any notice of redemption of Depositary Shares to one or more Holders nor any defect in any notice of redemption of Depositary Shares to one or more Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any Holder are to be redeemed, the number of Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of, or appointed by, the Board of Directors of the Corporation may determine to be fair and equitable.

     Notice having been mailed by the Depository as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depository or applicable law shall so require), such Depositary Shares shall be redeemed by the Depository at a redemption price per Depositary Share equal to [specify fraction] of the redemption price per share of Stock so redeemed plus all money represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends which on the Redemption Date have been declared on the shares of Stock to be so redeemed and have not theretofore been paid.
     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depository will deliver to the Holder of such Receipt upon its surrender to the Depository, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption; provided, however, that the Depository shall not issue any Receipt evidencing a fractional Depositary Share.
     The Depository shall, to the extent permitted by law, release or repay to the Corporation any funds deposited by or for the account of the Corporation for the purpose of redeeming any Depositary Shares that remain unclaimed at the end of three years from the redemption date, without further action necessary on the part of the Corporation.
ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION
          Section 3.1. Filing Proofs; Certificates and Other Information.
     Any Holder of a Receipt may be required from time to time to file proof of residence, or other matters or other information, to execute certificates and to make such representations and warranties as the Depository or the Corporation may reasonably deem necessary or proper. The Depository or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.
          Section 3.2. Payment of Taxes or Other Governmental Charges.
     Holders of Receipts shall be obligated to make payments to the Depository of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Stock and all money represented by the Depositary Shares evidenced by such

Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.
          Section 3.3. Warranty as to Stock.
     The Corporation hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the related Receipts.
          Section 3.4. Warranty as to Receipts.
     The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.
ARTICLE IV
THE DEPOSITED SECURITIES; NOTICES
          Section 4.1. Cash Distributions.
     Whenever [name of distribution agent], as distribution agent, shall receive any cash dividend or other cash distribution on the Stock, [name of distribution agent] shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or [name of distribution agent] shall be required to withhold, and shall withhold, from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any Record Holder on the aggregate number of Depositary Shares held by such Record Holder results in an amount that is a fraction of a cent and that fraction of a cent is equal to or greater than $0.005, the amount [name of distribution agent] shall distribute to such record holder shall be rounded up to the next highest whole cent; otherwise, such fractional amount shall be disregarded by the Depository; provided, however, upon the Depository’s request, the Corporation shall pay the additional amount to the Depository for distribution.
     Each Holder of a Receipt shall provide [name of distribution agent] with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by [name of distribution agent] of a portion of any of the distributions to be made hereunder.

          Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges.
     Whenever [name of distribution agent] shall receive any distribution other than cash, rights, preferences or privileges upon the Stock, [name of distribution agent] shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that [name of distribution agent] may deem equitable and practicable for accomplishing such distribution. If in the opinion of [name of distribution agent] such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or [name of distribution agent] withhold an amount on account of taxes or governmental charges) [name of distribution agent] deems, after consultation with the Corporation, such distribution not to be feasible, [name of distribution agent] may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by [name of distribution agent] to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to [name of distribution agent], and [name of distribution agent] shall not make any distribution of such securities or property to the Holders of Receipts, unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.
          Section 4.3. Subscription Rights, Preferences or Privileges.
     If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depository and thereafter made available by the Depository to the Record Holders of Receipts in such manner as the Depository may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depository in its discretion with the approval of the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depository determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then [name of distribution agent], in its discretion (with approval of the Corporation, in any case where the Depository has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections

3.1 and 3.2, be distributed by [name of distribution agent] to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.
     The Corporation shall notify the Depository whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depository that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depository make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depository an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.
     The Corporation shall notify the Depository whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depository that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4.	Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.
     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depository shall receive notice of any meeting at which holders of the Stock are entitled to vote or of which holders of the Stock are entitled to notice, or whenever the Depository and the Corporation shall decide it is appropriate, the Depository shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.
          Section 4.5. Voting Rights.
     Subject to the provisions of the Certificate, upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote, the Depository shall, as soon as practicable thereafter, mail to the Record Holders of Receipts, determined on the record date as set forth in Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depository as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depository to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depository shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depository in order to enable the Depository to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from Holders of Receipts, the Depository will vote the Stock represented by the Depositary Shares evidenced by the Receipts of such Holders proportionately with votes cast pursuant to instructions received from the other Holders.

Section 4.6.	Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.
     Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, subject to the provisions of the Certificate, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depository may in its discretion with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Depository may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depository in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Corporation may in its discretion direct the Depository to execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depository with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

          Section 4.7. Delivery of Reports.
     The Depository shall furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depository, as the holder of the Stock, and which the Corporation is required to furnish to the holders of the Stock.
          Section 4.8. Lists of Receipt Holders.
     Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depository shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.
ARTICLE V
THE DEPOSITORY, THE DEPOSITORY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1.	Maintenance of Offices, Agencies and Transfer Books by the Depository; Registrar; Depository’s Agents.
     Upon execution of this Agreement, the Depository shall maintain at the Depository’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depository’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Agreement; provided that, to the extent provisions of this Agreement regarding transfer or registration functions performed by the Depository conflict with the terms of any transfer agency agreement between the Corporation and the Depository, the terms of such transfer agency agreement shall control.
     The Depository shall keep books at the Depository’s Office for the registration and transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Depository, the Depository shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.
     The Depository may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
     The Depository may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depository will appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depository if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depository upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Stock are listed on one or more other securities exchanges, the Depository will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Stock as may be required by law or applicable securities exchange regulation.
     The Depository may from time to time appoint Depository’s Agents to act in any respect for the Depository for the purposes of this Agreement and may from time to time appoint additional Depository’s Agents and vary or terminate the appointment of such Depository’s Agents, provided that the Depository will notify the Corporation of any such appointment or variation or termination of such appointment.

Section 5.2.	Prevention of or Delay in Performance by the Depository, the Depository’s Agents, the Registrar or the Corporation.
     Neither the Depository nor any Depository’s Agent nor any Registrar nor the Corporation shall incur any liability to any Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depository, the Depository’s Agent or the Registrar, by reason of any provision, present or future, of the Corporation’s Amended and Restated Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depository, the Depository’s Agent, the Registrar or the Corporation shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed. Nor shall the Depository, any Depository’s Agent, any Registrar or the Corporation incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise, or as otherwise explicitly set forth in this Agreement.

Section 5.3.	Obligations of the Depository, the Depository’s Agents, the Registrar and the Corporation.
     Neither the Depository nor any Depository’s Agent nor any Registrar nor the Corporation assumes any obligation or shall be subject to any liability under this Agreement to Holders of Receipts other than for its gross negligence, willful misconduct or bad faith.
     Neither the Depository nor any Depository’s Agent nor any Registrar nor the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts, which, in its opinion, may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be reasonably required.
     Neither the Depository nor any Depository’s Agent nor any Registrar nor the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depository, any Depository’s Agent, any Registrar and the Corporation may each rely, and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     The Depository shall indemnify the Corporation against any liability which may directly arise out of acts performed or omitted by the Depository or any Depository’s Agent due to its or their gross negligence, willful misconduct or bad faith.
     The Depository shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or inaction is not taken or omitted to be taken in bad faith. The Depository undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depository or any Registrar.
     The Depository, its parent, affiliates or subsidiaries, the Depository’s Agents and the Registrar may own, buy, sell and deal in any class of securities of the Corporation and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to any such person or otherwise act as fully or as freely as if it were not the Depository, the parent, affiliate or subsidiary or the Depository’s Agent or the Registrar hereunder. The Depository may also act as trustee, transfer agent or registrar of any of the securities of the Corporation and its affiliates.
     It is intended that neither the Depository nor any Depository’s Agent nor the Registrar, acting as the Depository’s Agent or Registrar, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depository, any Depository’s Agent and the Registrar are acting only in a ministerial capacity as Depository or Registrar for the Stock.
     Neither the Depository (or its officers, directors, employees or agents) nor any Depository’s Agent nor the Registrar makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.
     The Depository assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depository makes no warranties or representations as to the validity or genuineness of any Stock at any time deposited with the Depository hereunder or of the Depositary Shares, as to the validity or sufficiency of this Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The

Depository shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.
     Notwithstanding anything to the contrary herein, no party to this Agreement shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by breach of any provision of this Agreement even if apprised of the possibility of such damages.
     The Depository shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts, the Depositary Shares or the Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depository shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.
     In the event the Depository believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depository hereunder, or in the administration of any of the provisions of this Agreement, the Depository shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depository may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depository receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depository or which proves or establishes the applicable matter to the satisfaction of the Depository.
     The Depository undertakes not to issue any Receipt other than to evidence the Depositary Shares that have been delivered to and are then on deposit with the Depository. The Depository also undertakes not to sell, except as provided herein, pledge or lend Depositary Shares by it as Depository.

Section 5.4.	Resignation and Removal of the Depository; Appointment of Successor Depository.
     The Depository may at any time resign as Depository hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depository and its acceptance of such appointment as hereinafter provided.
     The Depository may at any time be removed by the Corporation by notice of such removal delivered to the Depository, such removal to take effect upon the appointment of a successor Depository hereunder and its acceptance of such appointment as hereinafter provided.
     In case at any time the Depository acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depository, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depository shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depository may petition any court of competent jurisdiction for the appointment of a successor Depository. Every successor Depository shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depository, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depository under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depository shall promptly mail notice of its appointment to the Record Holders of Receipts.
     Any entity into or with which the Depository may be merged, consolidated or converted shall be the successor of the Depository without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depository may authenticate the Receipts in the name of the predecessor Depository or its own name as successor Depository.
          Section 5.5. Corporate Notices and Reports.
     The Corporation agrees that it will deliver to the Depository, and the Depository will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depository’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Amended and Restated Certificate of Incorporation (including the Certificate), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depository with such number of copies of such documents as the Depository may reasonably request. In addition, the Depository will transmit to the Record Holders of Receipts at the Corporation’s expense, including applicable fees, such other documents as may be requested by the Corporation.
          Section 5.6. Indemnification by the Corporation.
     Subject to Section 5.3, the Corporation shall indemnify the Depository, any Depository’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Agreement and the Receipts by the Depository, any Registrar or any of their respective agents (including any Depository’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Corporation set forth in this Section 5.6 shall survive any succession of any Depository, Registrar or Depository’s Agent.

          Section 5.7. Fees, Charges and Expenses.
     The Corporation agrees promptly to pay the Depository the compensation to be agreed upon with the Corporation for all services rendered by the Depository hereunder and to reimburse the Depository for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depository without negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depository’s Agent) in connection with the services rendered by it (or such agent or Depository’s Agent) hereunder. The Corporation shall pay all charges of the Depository in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares and any redemption or exchange of the Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depository incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depository may, at its sole option, request that the Corporation direct a Holder of a Receipt to prepay the Depository any charge or expense the Depository has been asked to incur at the request of such Holder of Receipts. The Depository shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depository may agree.
          Section 5.8. Tax Compliance.
     The Depository, on its own behalf and on behalf of the Corporation, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
     The Depository shall comply with any direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof.
     The Depository shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives.
ARTICLE VI
AMENDMENT AND TERMINATION
          Section 6.1. Amendment.
     The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depository in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than a change in fees) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement.
     Notwithstanding the foregoing, in no event shall the Corporation be required to execute any amendment which may impair the right, subject to the provisions of Sections 2.6 and 2.7 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depository with instructions to deliver to the Holder the Stock and all money represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or any applicable securities exchange.
          Section 6.2. Termination.
     This Agreement may be terminated by the Corporation or the Depository only if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.9, or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.
     Upon the termination of this Agreement, the Corporation shall be discharged from all obligations under this Agreement except for its obligations to the Depository, any Depository’s Agent and any Registrar under Sections 5.6 and 5.7.
ARTICLE VII
MISCELLANEOUS
          Section 7.1. Counterparts.
     This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
          Section 7.2. Exclusive Benefit of Parties.
     This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          Section 7.3. Invalidity of Provisions.
     In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
          Section 7.4. Notices.
     Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at
Bank of America Corporation
Bank of America Corporate Center
NC1-007-07-13
100 North Tryon Street
Charlotte, North Carolina 28255
Attn: Corporate Treasury — Securities Administration
Facsimile: 980-387-8794
Email: securities.administration@bankofamerica.com
or at any other addresses of which the Corporation shall have notified the Depository in writing.
     Any and all notices to be given to the Depository hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depository at the Depository’s Office at

Attention:
Facsimile:
or at any other address of which the Depository shall have notified the Corporation in writing.
     The Depository shall give any and all notices directed to be given by the Corporation to any Record Holder of a Receipt in writing, which notices shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depository.
     Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box.

The Depository or the Corporation may, however, act upon any facsimile transmission received by it from the other, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5.	[Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent.
     Unless otherwise set forth on a certificate duly executed by an authorized officer of the Corporation, the Corporation hereby appoints [name of registrar] as registrar and [name of dividend disbursing agent] as dividend disbursing agent and redemption agent in respect of the Stock deposited with the Depository hereunder, and [name of registrar] and [name of dividend disbursing agent] hereby accept their respective appointments. With respect to the appointments of [name of registrar] as registrar and [name of dividend disbursing agent] as dividend disbursing agent and redemption agent in respect of the Stock, each of the Corporation, [name of registrar] and [name of dividend disbursing agent], in their respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Corporation and Depository hereunder, respectively, as if explicitly named in each such provision.]
          Section 7.6. Holders of Receipts Are Parties.
     The Holders of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns, and no rights shall be granted to any other person by virtue of this Agreement.
          Section 7.7. Governing Law.
     This Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of [New York] without giving effect to applicable conflicts of law principles.
          Section 7.8. Headings.
     The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
[Signature page follows.]

     IN WITNESS WHEREOF, the Corporation and the Depository have duly executed this Agreement as of the day and year first above set forth.

BANK OF AMERICA CORPORATION

By:
Name:

Title:

[DEPOSITORY]

By:

Name:

Title:

Deposit Agreement
Signature Page

EXHIBIT A
[FORM OF FACE OF RECEIPT]
THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO                                          (THE “DEPOSITORY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number DR-	Shares
(CUSIP )
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING [specify fraction] OF ONE SHARE OF
                     PREFERRED STOCK, SERIES      , OF
BANK OF AMERICA CORPORATION
Incorporated under the laws of the State of Delaware
(See reverse for certain definitions.)
                                             , as Depository (the “Depository”), hereby certifies that CEDE & CO. is the registered owner of                                           (                    ) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing [specify fraction] of one share of                      Preferred Stock, Series ___, liquidation preference $  per share, par value $  per share (the “Stock”), of BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of                     , 20___ (the “Deposit Agreement”), among the Corporation, the Depository and the Holders (as defined in the Deposit Agreement) from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. [The Stock and Depositary Shares are redeemable on and after                     , 20_. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual signature of a duly authorized officer or, if executed in facsimile by the Depository, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:

Depository

By:
Authorized Officer
Countersigned and Registered:

Registrar

By:
Authorized Signatory

Transfer Agent

By:
Authorized Signatory

[FORM OF REVERSE OF RECEIPT]
BANK OF AMERICA CORPORATION
     UPON REQUEST, BANK OF AMERICA CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE                                         PREFERRED STOCK, SERIES ___, OF BANK OF AMERICA CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT.
     The Corporation will furnish without charge to each holder of a depositary receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the Corporation or to the Registrar.
KEEP THIS RECEIPT IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT RECEIPT.
The following abbreviations, when used in the inscription on the face of this receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -
___Custodian
TEN ENT — as tenants by the entireties	(Cust)
(Minor)
JT TEN — as joint tenants with right of	Under Uniform Gifts to
Minors
survivorship and not as tenants in	Act
Common	(State)
Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                         Depositary Shares represented by the within receipt, and do hereby irrevocably constitute and appoint                                                              Attorney to transfer the Depositary Shares on the books of the within named Depository with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE RECEIPT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 14Ad-15.